EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our reports dated July 13, 2000 included in this Form 10-K into the Sun Healthcare Group, Inc. and Subsidiaries previously filed Registration Statements on Form S-8 (No. 33-80540, No. 33-93692, No. 333-03058 and No.
333-38583).


/s/ Arthur Andersen LLP
-----------------------
    Arthur Andersen LLP


Albuquerque, New Mexico
July 13, 2000